UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 7, 2017

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Bonus Plan
On March 7, 2017, the Compensation Committee of eHealth, Inc. (the “Company”) approved the Executive Bonus Plan. The payouts under the Executive Bonus Plan for the fiscal year ending December 31, 2017 will be determined by the Compensation Committee based 100% on company performance.
In the case of David Francis, Company performance will be measured by the achievement of specific financial goals related to revenue (60%) and adjusted EBITDA (40%). In the case of Robert Hurley, in addition to the goals relating to revenue and adjusted EBITDA (collectively, 25%), Company performance will also be measured by the achievement of specific goals relating to the Company’s Medicare business (collectively, 75%). In the case of Tom Tsao, in addition to the goals relating to revenue and adjusted EBITDA (collectively, 25%), Company performance will also be measured by the achievement of specific goals relating to the Company’s individual, family and small business health insurance business (collectively, 75%). The percentages in this paragraph reflect the proportion of the bonus that would be represented by each goal if all goals are met at target.
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net, provision (benefit) for income taxes and restructuring charges to GAAP net income (loss).
A participant will not receive any payout with respect to a goal that is achieved at less than a certain percentage of the target goal (between 75% and 95%, depending on the goal). The maximum payout a participant may receive is up to 150% of the participant’s target payout for over achievement of all of his target goals.
Under the Executive Bonus Plan, cash incentive bonus targets and maximum cash bonus award opportunities for fiscal year 2017, for named executive officers other than the Company’s chief executive officer, are as follows:

	Estimated Future Payouts
	Target	Maximum
David K. Francis	$240,000	$360,000
Robert S. Hurley	$195,000	$292,500
Tom G. Tsao	$228,000	$336,528

Chief Executive Officer 2017 Bonus Opportunity

The Company’s Compensation Committee determined at its meeting on March 7, 2017 that our Chief Executive Officer, Scott Flanders, would be granted, in lieu of a performance cash bonus opportunity for 2017, a performance-based stock option that will only vest upon Compensation Committee certification of the achievement of the goals that would have applied to his cash bonus (namely, revenue (60%) and adjusted EBITDA (40%), as discussed above).  The option will be granted as of March 31, 2017 with an exercise price equal to the per-share fair market of the Company’s common stock as of such date, and the number of shares subject to such option will be equal to $900,000 divided by such per-share fair market value, rounded down to the nearest whole share.  This value represents the maximum bonus (150% of target) that Mr. Flanders could have earned with respect to 2017 had he been granted a cash bonus opportunity, and he will vest in the option only to the extent that he would have earned the cash bonus based on achievement of revenue and adjusted EBITDA goals.  Any portion of the option that does not vest based on achievement of performance goals will be forfeited.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2017	/s/ Scott Giesler

Scott Giesler
SVP, General Counsel